Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 (No. 333-176434) of Community Choice Financial Inc. and Subsidiaries of our report dated March 29, 2012, except for Note 23 as to which the date is May 7, 2012, relating to our audits of the consolidated financial statements of Community Choice Financial Inc. and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Raleigh, North Carolina

May 7, 2012